Development Agreement

This Development Agreement (this "Agreement") is entered into by JDCO Inc., a California corporation (the "Company"), First Street Ventures, LLC, a California limited liability company (the "Developer"), and Michael Binninger, Steven Binninger and Ronald Sands (the "Founders"), and is effective as of October 14, 2003 (the "Effective Date").

Recitals

A. The Company operates drive through retail gourmet beverage stores (the "Business") under the name Java Detour.

B. The Company desires to expand the Business to new locations throughout the western United States, including the state of Texas (the "Territory").

C. Developer is engaged in the business of acquiring, building to suit and leasing or subleasing stores to companies engaged in commercial enterprises and retail businesses.

D. Developer desires to acquire, build to suit, obtain financing and lease or sublease, as applicable, 40 locations in the Territory for the Company's stores.

E. The parties desire to have Developer serve as the general partner or manager of limited partnerships, limited liability companies or other entities which will carry out the acquisition, building out, financing and leasing contemplated in Recital D, above.

F. As further consideration for Developer providing the services contemplated by this Agreement, the Founders desire to transfer shares of their Company common stock to Developer upon each date the Company obtains an occupancy permit for each of the first 15 locations leased or subleased to the Company by Developer or its affiliate pursuant to this Agreement.

Agreement

Now therefore, the Company, Developer and the Founders agree as follows:

1. **General Partner of Project Entities.** Developer shall, or shall cause a limited liability company of which Developer is the sole member to, serve as the general partner or manager of limited partnerships, limited liability companies or other entities (the "General Partner") formed for the purpose of acquiring real property or leasehold interests, building to suit stores for the Company, financing or obtaining financing and/or leasing or subleasing, as applicable, stores to the Company and to other tenants leasing or subleasing space on the real property (each, a "Project Entity"). The Project Entity shall own the entire parcel of real property, or hold the entire leasehold interest therein, identified and approved pursuant to Section 3 or Section 8 of this Agreement, as applicable, and shall be the landlord with respect to all space on the real property leased or subleased to the Company and tenants other than the Company.

2. **Interests of Certain Persons in the Project Entities.** Upon the formation of each Project Entity, Developer shall cause the General Partner to issue limited partner percentage

interests or LLC membership interests, as applicable (the "**Interests**"), constituting 15 percent of the total Interests in the Project Entity to the shareholders of the Company (other than Developer or its affiliates) as of the date of formation of each Project Entity (the "**JDCO LPs**"). The rights of the JDCO LPs shall be set forth in appropriate limited partnership or LLC operating agreements in substantially the form attached to this Agreement as **Exhibit A** (the "**Project Entity Agreements**"). Each Project Entity Agreement shall provide for allocations and distributions to the General Partner and the JDCO LPs as follows:

2.1 Subject to Section 2.2 below, the General Partner shall receive 1 percent of all allocations and distributions of each Project Entity;

2.2 The JDCO LPs shall receive 15% in the aggregate of all allocations and distributions of each Project Entity; *provided that* from the Effective Date until the date on which the Company enters into a binding lease for the 11th parcel approved by the Company (the "**Reduced Distribution Period**"), the JDCO LPs shall receive (i) 5% in the aggregate of any allocations of net profits and net losses, including net profits and net losses attributable to operations and to sales or refinancings of the parcel or leasehold interest therein, or to the liquidation of the Project Entity (such sales, refinancings and liquidations collectively, "**Sales**") ("**Net Profits and Net Losses**"), and distributions of cash receipts, including cash receipts from operations and from Sales ("**Cash Receipts**"), from Project Entities that receive ownership or leasehold interests in the first 5 parcels approved by the Company pursuant to Section 3 of this Agreement and (ii) 10% in the aggregate of any allocations of Net Profits and Net Losses and distributions of Cash Receipts from Project Entities that receive ownership or leasehold interests in parcels 6 through 10 approved by the Company pursuant to Section 3 of this Agreement. The General Partner shall (a) maintain necessary books and records to record the cumulative difference between (i) the amounts the JDCO LPs would have received had they received 15 percent of the distributions of Cash Receipts throughout the Reduced Distribution Period and (ii) the amount actually distributed to the JDCO LPs pursuant to the preceding sentence (such difference the "**Lump Sum Amount**") and (b) within 30 days after the end of each Project Entity's fiscal year, provide the JDCO LPs with a written report setting forth the accumulated Lump Sum Amount as of the end of the last completed fiscal year and showing, in reasonable detail, how that amount was calculated. Upon entry into a binding lease for the 11th parcel, (a) the capital accounts of each Project Entity relating to the 1st through 10th parcels shall be "rebooked" to reflect the fair market value of the entity's property (using a 5% or 10% allocation to the JDCO LPs, as applicable), (b) all Project Entity Agreements (including the 1st through the 10th and beyond) shall be modified to provide for a special distribution of Cash Receipts (to the extent associated with post-11th approval operations and appreciation) to the JDCO LPs (subject only to prior distributions first to pay pass-through tax liability and second to return capital contributions to capital contributing partners), and a corresponding special allocation of income and gain, not to exceed in the aggregate the Lump Sum Amount, and (c) each of the 1st through the 10th Project Entity Agreements shall be modified to provide that to the extent that the entity has Cash Receipts in excess of the distribution to pay taxes, the return of capital contributions and the special distribution in clause (b), there shall be paid to the JDCO LPs as a guaranteed payment pursuant to Section 707(c) of the Internal Revenue Code of 1986 (the "**Code**"), prior to any other distributions to partners, an amount not to exceed in the aggregate the Lump Sum Amount, with any associated deduction allocated solely to the other limited partners (collectively, the "**Project Entity Agreement Lump Sum Payment Adjustment Provisions**").

Distributions to pay pass-through tax liability shall be calculated after taking into account the effect of the Project Entity Agreement Lump Sum Payment Adjustment Provisions. On payment in full of the Lump Sum Amount, the Project Entity Agreement Lump Sum Payment Adjustment Provisions shall terminate and the partners of each Project Entity (including the JDCO LPs) shall receive allocations of Net Profits and Net Losses and distributions of Cash Receipts in accordance with their unadjusted partnership percentage interests (which for the JDCO LPs shall be 5 percent); and

2.3 Limited partners other than the JDCO LPs (the "**Other Limited Partners**") shall receive 84 percent in the aggregate of all allocations and distributions of each Project Entity; *provided that* during the Reduced Distribution Period, the Other Limited Partners shall receive (i) 94% in the aggregate of any allocations of Net Profits and Net Losses and distributions of Cash Receipts from Project Entities that receive ownership or leasehold interests in the first 5 parcels approved by the Company pursuant to Section 3 of this Agreement and (ii) 89% in the aggregate of any allocations of Net Profits and Net Losses and distributions of Cash Receipts from Project Entities that receive ownership or leasehold interests in parcels 6 through 10 approved by the Company pursuant to Section 3 of this Agreement. The Other Limited Partners shall be subject to the provisions in Section 2.2 with respect to the Project Entity Agreement Lump Sum Payment Adjustment Provisions and if any conflict exists between this provision and the provisions set forth in Section 2.2, the provisions in Section 2.2 shall control.

3. **Identification and Approval of Locations.** Developer shall use best efforts to identify suitable real property in the Territory as sites for stores to be operated by the Company. Developer shall submit written information about each proposed property to the Company for its approval, including all material facts about the site that affect its use as a Company store site which are reasonably available to Developer without undue effort or expense. The Company shall have 30 days from the date it receives such information to conduct commercially reasonable due diligence investigation on the property and to inform Developer, in writing, whether the property is approved by the Company. The parties shall use commercially reasonable efforts to identify and approve 15 parcels (the "**15 Locations**") within the one-year period following the Effective Date. The Company's lease of an approved location for use as a Company store shall be at the Company's sole option and contingent upon, without limitation, the Company's approval of a development budget and timeline, as provided for in section 4, below, effective written agreements to complete the actions provided for in Sections 5 through 9, inclusive, below, and receipt of all permits to build and operate a Company store on the approved location.

4. **Approval of Development Budget.** Within 20 days of the Company's approval of a property pursuant to Section 3 of this Agreement, Developer and the Company shall negotiate in good faith a development budget with respect to the store to be located on such property. The development budget shall be approved in writing by both the Company and Developer prior to construction of each store (the "**Approved Development Budget**"). The Approved Development Budget shall set forth a timeline for acquiring the real property or leasehold interest and building the store (the "**Development Timeline**"). If Developer and the Company are unable to agree on an Approved Development Budget, the budgeted total cost of acquiring the Company's leasehold interests in the real property and building the Company store shall be $325,000 (the "**Default Development Budget**"). The rental amount under the lease, as

set forth in Section 9 of this Agreement, shall be ratably adjusted downward if actual costs are less than $325,000. If, after agreement on an Approved Development Budget, the Company requires any change to the store or related improvements that results in an increase in any of the costs included in the Approved Development Budget, Company shall pay the amount of such increase to Developer within 30 days after the Company receives an invoice for the increase amount.

5. **Acquisition of Properties or Leaseholds.** Subject to the next sentence of this Section 5, Developer shall, or shall cause a Project Entity to, enter into a binding agreement to acquire, within the time period specified in the Development Timeline, the real property approved pursuant to Section 3 of this Agreement (the "**Owned Parcels**"). In its sole discretion, Developer may, or may cause a Project Entity to, acquire leasehold interests in the real property rather than acquiring title to the real property (the "**Leased Parcels**"). Developer shall, or shall cause a Project Entity to, acquire such Leased Parcels within the time period specified in the Development Timeline. Developer shall either: a) transfer all interests it acquires in an Owned Parcel or Leased Parcel to a Project Entity immediately following such acquisition by Developer; or b) have the Project Entity directly take from the seller or lessor title to, or the leasehold interest in, the parcel. If Developer or a Project Entity fails to acquire the real property or leasehold interest therein within the time period specified in the Development Timeline, the Company shall, for a period of 60 days following the end of the time period specified in the Development Timeline, have the right, but not the obligation, to acquire the property (the "**Acquisition Right**"). During such 60 day period or if the Company exercises the Acquisition Right, Developer shall not, and shall cause the Project Entities not to, acquire the real property or leasehold interest therein without the prior written consent of the Company. If Developer or a Project Entity fails to acquire an Owned Parcel or Leased Parcel during the time period specified in the Development Timeline as a result of its gross negligence or intentional failure to effect such acquisition, Developer shall reimburse all out-of-pocket costs reasonably incurred by the Company, up to a maximum of $15,000, in connection with the identification and acquisition of such Owned Parcel or Leased Parcel.

6. **Build to Suit Construction.** Upon acquisition of an Owned Parcel or a Leased Parcel, Developer shall use best efforts, or shall cause a Project Entity to use best efforts, to obtain all necessary permits to begin and complete construction (the "**Permits**"). Developer shall cause the applicable Project Entity to begin construction of a store for the Company within 15 days of obtaining the Permits. The store shall be constructed to the specifications and under the terms affecting the construction of the store ("**Build to Suit Agreement**") set forth in the lease or sublease agreement provided for in Section 9, below, the forms of which are attached hereto as **Exhibit B** and **Exhibit C**, respectively (the "**Lease**" and "**Sublease**", respectively). If Developer or a Project Entity fails to obtain the Permits within the time period specified in the Development Timeline or build the store within the time period specified in this Agreement or the Development Timeline or in substantial compliance with the Build to Suit Agreement, the Company or its assignee shall, for a period of 60 days following the end of the time period specified in the Development Timeline or following the breach of the Build to Suit Agreement, as applicable, have the right, but not the obligation, to acquire the Project Entity's rights to the real property or leasehold interest therein (the "**Transfer Right**") for no consideration other than (a) reimbursement of the out-of-pocket costs reasonably incurred by Developer and the Project Entity with respect to the real property or leasehold interest therein, up to a maximum of

$50 000, through the date the Company or its assignee exercises its right and (b) assumption of any and all financing debt incurred by the Developer or Project Entity with respect to the real property or leasehold interest in accordance with Section 7, below ((a) and (b) collectively, the "**Transfer Payment**"). During such 60 day period or if the Company or its assignee exercises the Transfer Right, Developer shall not, and shall cause the Project Entity not to, sell the real property or leasehold interest therein to any third party without the prior written consent of the Company. Within 5 business days after the Company's delivery of written notice of its exercise of any Transfer Right and the Transfer Payment to Developer, Developer, or the respective Project Entity, shall deliver to the Company a deed or assignment of leasehold interest, as applicable, transferring the subject interest to the Company. If Developer or a Project Entity fails to obtain the Permits within the time period specified in the Development Timeline or build the store within the time period specified in this Agreement or the Development Timeline or in substantial compliance with the Build to Suit Agreement as a result of its gross negligence or intentional failure to obtain such Permits or effect such construction, (a) Developer shall reimburse the Company all out-of-pocket costs reasonably incurred by the Company in connection with the identification and acquisition of such Owned Parcel or Leased Parcel and the construction of the store located on such Owned Parcel or Leased Parcel and (b) the Company or its assignee, as applicable, shall not be required to reimburse any out-of-pocket costs incurred by Developer and the Project Entity with respect to the real property or leasehold interest therein.

7. **Project Financing.** Subject to Section 8 of this Agreement and the limitations set forth in the next sentence of this Section 7, Developer shall, or shall cause the applicable Project Entity to, obtain financing for the acquisition of Owned Parcels and Leased Parcels and the construction of stores located on those parcels within the time period specified in the Development Timeline. Such financing shall cover (a) 100 percent of all Project Entity costs related to (i) the acquisition of each Owned Parcel and Leased Parcel, (ii) site improvements thereon and (iii) construction costs related thereto, including, but not limited to, hard costs, soft costs, entitlements, permits, brokerage fees, attorneys fees, engineering fees and other professional fees, and (b) a $30,000 allowance for project costs incurred by the Company at each store location, including, but not limited to, building signage (the "**Project Costs**"). If such financing is not obtained within the time period specified in the Development Timeline, Developer shall, or shall cause the applicable Project Entity to, promptly notify the Company thereof. If Developer or a Project Entity, as applicable, fails to obtain financing within the time period specified in the Development Timeline, the Company shall, for a period of 60 days following the end of the time period specified in the Development Timeline, have the Transfer Right set forth in Section 6 of this Agreement. During such 60 day period or if the Company exercises the Transfer Right, Developer shall not, and shall cause the Project Entity not to, sell the real property or leasehold interest therein to any third party without the prior written consent of the Company. If Developer or a Project Entity fails to obtain financing within the time period specified in the Development Timeline as a result of its gross negligence or intentional failure to obtain such financing, Developer shall reimburse the Company all out-of-pocket costs reasonably incurred by the Company, up to a maximum of $15,000, in connection with the identification and acquisition of such Owned Parcel or Leased Parcel and the construction of the store located on such Owned Parcel or Leased Parcel.

8. **Financing of Costs Incurred Directly by the Company.** Developer acknowledges that the Company has in the past and may in the future acquire or lease sites for

the purpose of establishing store locations other than or in addition to the 15 Locations contemplated by this Agreement, and may build out such stores (the parties acknowledge and agree that the San Rafael, Bakersfield and Las Vegas store locations are included in the 15 Locations contemplated by this Agreement). If the Company and Developer agree that such projects are to be developed by Developer, Developer and the Company shall agree to an Approved Development Budget and Development Timeline, and Developer or a Project Entity shall acquire the parcel from the Company, complete construction of the Company's store pursuant to Section 6 of this Agreement and obtain financing pursuant to Section 7 of this Agreement. Developer or a Project Entity shall reimburse the Company for (a) 100 percent of the Company's out-of-pocket costs related to (i) the acquisition or lease by the Company of each parcel, (ii) site improvements thereon and (iii) construction costs related thereto, including, but not limited to, hard costs, soft costs, entitlements, permits, brokerage fees, attorneys fees, engineering fees and other professional fees, and (b) up to $30,000 of Project Costs incurred by the Company at each store location, not to exceed the amounts set forth in the Approved Development Budget. The Company shall submit to Developer an itemized accounting of costs incurred by the Company. The transfer of the Company's title or interest in the parcel shall be conditioned on Developer or a Project Entity making the reimbursement payment to the Company.

9. **Lease of Stores and Rent.** The applicable Project Entity shall lease or sublease, as applicable, a turn-key store location to the Company pursuant to the terms of the Lease or Sublease, as applicable. The rental amount of each store shall be calculated as follows:

9.1 With respect to Owned Parcels, the annual triple net rental cost shall equal 13 percent of the Approved Development Budget (or, subject to Section 4 of this Agreement, the Default Development Budget, if applicable) and of an equitable portion of the land cost, in an amount appropriate for the involved parcel to be determined by the parties at the time the Lease is entered into, for the Owned Parcel on which the store is located, with rent escalations of 3 percent annually as provided in the Lease. Rent shall be payable in equal monthly installments in advance.

9.2 With respect to Leased Parcels, the annual triple net rental cost shall equal (a) with respect to ground leases subordinated by the lessor to Project Entity's financing for development of the Leased Parcel, 16 percent of the Approved Development Budget (or, subject to Section 4 of this Agreement, the Default Development Budget, if applicable) and of an equitable portion of the land lease rent, in an amount appropriate for the involved parcel to be determined by the parties at the time the Sublease is entered into, for the Leased Parcel on which the store is located, with rent escalations of 3 percent annually as provided in the Sublease, and (b) with respect to ground leases that have not been subordinated by the lessor causing Project Entity to be unable to secure third party financing for development of the Leased Parcel, 17 percent of the Approved Development Budget (or, subject to Section 4 of this Agreement, the Default Development Budget, if applicable) and of an equitable portion of the land lease rent, in an amount appropriate for the involved parcel to be determined by the parties at the time the Sublease is entered into, for the Leased Parcel on which the store is located, with rent escalations of 3 percent annually as provided in the Sublease. Rent shall be payable in equal monthly installments in advance.

10. **Nonexclusivity.** Nothing in this Agreement shall prohibit the Company from acquiring, developing, financing, owning, leasing from third parties, selling or operating stores on real property independently selected by the Company and outside of this Agreement.

11. **Limitations on Developer.** Developer agrees that, with respect to real property identified by the Company and presented in writing or assigned to Developer by the Company, Developer shall not acquire or develop such property (or acquire leasehold interests therein) for the purpose of building or leasing retail stores for, or selling retail stores to, persons or entities that compete, directly or indirectly, with the Business (**"Competing Businesses"**); *provided that* "Competing Business" does not include persons or entities who sell coffee as an incidental part of their business, such as grocery stores (not including areas in grocery stores and other establishments set aside for persons or entities that sell gourmet coffee and related beverages), restaurants, convenience stores, delis and similar enterprises. Developer further agrees (and the Lease and Sublease shall also provide) that it will not acquire or develop properties (or acquire leasehold interests therein) that are located within a radius of 5 miles of any of the Company's store locations for the purpose of building or leasing retail stores for, or selling retail stores to, Competing Businesses. Notwithstanding anything herein to the contrary, the provisions of this Section 11 shall not apply to the members, partners or entities owning any of the equity interests of Developer.

12. **Transfer of Company Stock.** As partial consideration for Developer providing the services contemplated in Sections 1 through 9 and 11 of this Agreement, Founders shall:

12.1 Upon the date the Company obtains an occupancy permit for the store associated with each of the first 10 Owned Parcels or Leased Parcels, respectively (each, an **"Occupancy Date"**), and Developer executes and delivers the Company's standard form of stock transfer restriction agreement (**"Transfer Restriction Agreement"**), assign to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of the Company's common stock (**"Common Stock"**) equal to 1.2% of the issued and outstanding shares of Common Stock as of the Occupancy Date assuming (a) full conversion to Common Stock of all Series A Preferred Stock owned by Christopher Baker or his designees (**"Baker"**) as of the Occupancy Date and (b) issuance of all shares of Common Stock earned pursuant to finders agreements to which the Company is a party as of the Effective Date; *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby;

Effective Date

12.2 Upon the Occupancy Date for the store associated with each of the 11th through the 15th Owned Parcels or Leased Parcels, respectively, assign to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of Common Stock equal to 0.6% of the issued and outstanding shares of Common Stock as of the Occupancy Date assuming (a) full conversion to Common Stock of all Series A Preferred Stock owned by Baker as of the Occupancy Date and (b) issuance of all shares of Common Stock earned pursuant to finders agreements to which the Company is a party as of the Effective Date; *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby; and

12.3 Within 5 business days after the date of each conversion by a person who, as of the Effective Date, is a noteholder of the Company's Secured Convertible Notes issued under the Indenture dated as of August 1, 2002 between the Company and PFK Development Group, Ltd. (the "**Indenture**"), assign to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of the Common Stock so that, immediately following such conversion, Developer's percentage ownership of the issued and outstanding shares of Common Stock, assuming (a) full conversion to Common Stock of all Series A Preferred Stock owned by Baker as of the Occupancy Date and (b) issuance of all shares of Common Stock earned pursuant to finders agreements to which the Company is a party as of the Effective Date, shall be equal to Developer's percentage ownership immediately before such conversion; *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby.

12.4 On each date where assignment of Shares (as defined below) is required by this Section 12, each Founder shall assign an amount of Shares equal to the product of (a) the total number of Shares to be assigned on such date and (b) a fraction, the numerator of which is the number of shares of Common Stock owned by such Founder and the denominator of which is the total number of shares of Common Stock owned by all Founders.

12.5 The shares of Common Stock issued pursuant to this Section 12 shall be referred to in this Agreement as the "**Shares**".

12.6 The Company represents that, as of the Effective Date, with the exception of the Indenture and the Secured Convertible Notes governed thereby, the convertible Series A Preferred Stock, if any, which the Company intends to issue to Baker promptly following the Effective Date (and any warrants issued in conjunction therewith), and the Common Stock issuable with reference to the finders agreements to which the Company is a party as of the Effective Date, the Company has no outstanding warrants, options, convertible stock, stock bonus agreements or other obligations that would result in or require the sale or issuance of Common Stock for consideration less than the fair market value of such Common Stock determined as of the date of issuance.

13. **Representations and Warranties of Developer.** Developer represents and warrants to the Company as follows:

13.1 **Purchase for Own Account.** The Shares will be acquired for investment for Developer's own account and not with a view to distribution or resale. No other person will have an interest in the Shares.

13.2 **Investor Status.** Developer is and, at the time of each issuance of Shares pursuant to Section 12 of this Agreement, will be an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "**Securities Act**"), because Developer is and will be (check all that apply):

(1) ______ An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership (or pursuant to the Wolf, Block, Schorr and Solis-Cohen, SEC No-Action

Letter (Dec. 11, 1996), a limited liability company), not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(2) ______ An entity in which all of the equity owners are accredited investors.

13.3 **Knowledge and Experience.** Developer has and, at the time of each issuance of Shares pursuant to Section 12 of this Agreement, will have such knowledge and experience in financial and business matters that it is or will be (as applicable) capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risks of an investment in the Shares for an indefinite period of time.

13.4 **Receipt of Information.** Developer has met with officers of the Company, has had an opportunity to ask questions and receive answers concerning the Company and the terms and conditions of an investment in the Company, and has received all information that Developer believes is necessary or desirable in connection with an investment in the Company. Developer has been solely responsible for its own due diligence investigation of the Company and for its own analysis of the merits and risks of an investment in the Shares.

13.5 **Restricted Securities.** Developer understands that the Shares will not be registered under the Securities Act or applicable state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act or applicable state securities laws or unless an exemption from registration is available.

14. **Covenants of Developer.** At the time of each assignment of Shares pursuant to Section 12 of this Agreement, Developer shall provide a certificate to the Company in which Developer shall, if true, make the representations and warranties set forth in Section 13 of this Agreement as of the time the Shares are assigned to Developer. Under no circumstances shall Founders be obligated to issue the Shares to Developer until such time as Developer can make for itself all of the representations and warranties set forth in Section 13 of this Agreement.

15. **Stock Certificate Legend.** The stock certificates for the Shares shall include the following legend:

> **"The shares represented by this certificate were offered and sold to the holder without registration under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. The shares may not be offered, sold, transferred, pledged, or hypothecated except pursuant to an effective registration statement under the Act and under any applicable state securities laws, or in accordance with an opinion of counsel satisfactory to the Company that registration is not required."**

16. **No Market for Shares.** Developer acknowledges that there is no market for the Shares, it is unknown whether a market will ever develop and, accordingly, the Shares may have to be held for an indefinite period of time.

17. **Investment Risk.** Developer acknowledges that an investment in the Shares involves a substantial degree of risk, which could lead to a loss of part or all of Developer's investment.

18. **Indemnification.** Each party hereto shall indemnify and hold the other parties and their directors, officers, agents, employees, representatives, affiliates and controlling persons harmless from and against any and all loss, damage or liability (including reasonable attorneys' fees and disbursements in connection with any investigation, enforcement action, trial or appeal) due to or arising out of any untruth, inaccuracy, or breach of any representation, warranty or covenant of such party in this Agreement. Developer shall, and shall cause JD Ventures and the Project Entities, to indemnify, defend and hold harmless the Company from any claims by applicable governmental entities that any improvements or real property do not comply with applicable requirements in connection with any approvals for development of the 15 Locations.

19. **Notice.** All written notices and demands of any kind which either party may be required or may desire to serve on the other in connection with this Agreement must be served by registered or certified mail, showing deposit in the United States mail with the postage prepaid and addressed to the party to be served as follows:

Company:	JDCO Inc. 2121 Second Street Building C - Suite 105 Davis, CA 95616 Attn: Michael Binninger
with a copy to:	Stoel Rives LLP 900 SW Fifth Avenue, Suite 2600 Portland, OR 97204 Facsimile: (503) 220-2480 Attn: Jason M. Brauser
Developer:	First Street Ventures, LLC 465 First Street West, Second Floor Sonoma, CA 95476 Attn: Matt Howarth
with a copy to:	Janin, Morgan & Brenner, P.C. 220 Bush Street, 17th Floor San Francisco, CA 94104 Telephone: (415) 981-0670 Facsimile: (415) 981-1264 Attn: Michael P. Kerner, Esq.

20. **Brokers.** The Company and Developer hereby represent to the other that they have not dealt with any real estate broker, agent, finder or party who may be entitled to commission or fee by reason of making this Agreement. Each party agrees to indemnify and

hold the other harmless from and against any loss, liability, expense, including reasonable attorneys' fees which may be incurred in the event this representation hereby proves incorrect.

21. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the state of California. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

22. **Entire Agreement.** This Agreement, together with any written modifications or amendments to this Agreement executed hereafter, shall constitute the entire agreement between the parties relative to the subject matter contained herein, and shall supersede any prior agreement or understanding with respect thereto.

23. **Attorneys' Fees.** In the event either party brings an action at law or other proceeding against the other party to enforce any of the terms, covenants and conditions hereof, the party prevailing in such action or proceeding shall be paid by the other party all attorneys' fees and statutory and other costs (including without limitation costs of discovery and expert witness fees), whether at trial, on appeal, on petition for review or in bankruptcy or other judicial or administrative proceeding, and the same shall be included in any judgment in such action or proceedings or appeal

24. **Time of Essence.** Time is of the essence with respect to each and every provision of this Agreement.

25. **No Partnership.** Other than to the extent contemplated by the Operating Agreement, nothing contained in this Agreement shall be deemed or construed to create the relationship of (i) principal or agent, (ii) partnership or joint venture, or (iii) any association between Developer and the Company, and neither the method of computation of consideration, nor any other provisions contained in this Agreement, nor any acts of the parties hereto, shall be deemed to create any relationship between Developer and the Company, other than the relationship of purchaser and seller. Developer shall have no authority to bind the Company in any contractual manner.

26. **Joint and Several Obligations.** In the event any party hereto is composed of more than one person, the obligations of said party shall be joint and several.

27. **Dispute Resolution.** If a dispute arises out of, or relates to, this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties shall submit the dispute to mediation followed, if necessary, by binding arbitration in the State of California and administered by JAMS under its applicable mediation and arbitration rules.

28. **Counterparts.** For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Page Follows]

In witness whereof, the parties have executed this Development Agreement as of the Effective Date.

Company

JDCO Inc.

By: ____________________
Name: Michael Binninger
Title: CEO

____
Michael Binninger

____
Ronald Sands

Developer

First Street Ventures, LLC

By: ____________________
Name: Matthew Howarth
Title: Managing Member

____
Steven Binninger

Consent of Spouse

The undersigned hereby irrevocably consents to the transactions contemplated by this Agreement, including the assignment and transfer of Shares by the undersigned's spouse, Ronald Sands, as contemplated in Section 12 of the Agreement.

Dated as of the Effective Date.

____
Rebecca Sands

Exhibit A
(Form of Limited Partnership Agreement)

Exhibit B
(Form of Lease)

Exhibit C
(Form of Sublease)

First Amendment to the
Development Agreement

This First Amendment (this "Amendment") to the Development Agreement (the "Agreement") dated October 14, 2003 by and among JDCO Inc., a California corporation (the "Company"), First Street Ventures, LLC, a California limited liability company (the "Developer"), and Michael Binninger, Steven Binninger and Ronald Sands (the "Founders"), is made as of November 17, 2003, by and among the Company, the Developer and the Founders. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

Recitals

A. The parties acknowledge that certain aspects related to the transfer of the Company's Common Stock were incorrectly memorialized in the Agreement.

B. The parties desire to amend the Agreement to reflect the original intent of the parties with respect to such transfers.

The parties therefore agree to amend the Agreement as follows:

1. Section 12.1 of the Agreement is amended to read in its entirety as follows:

"12.1 Upon the date the Company obtains an occupancy permit for the store associated with each of the first 10 Owned Parcels or Leased Parcels, respectively (each, an "**Occupancy Date**"), and Developer executes and delivers the Company's standard form of stock transfer restriction agreement ("**Transfer Restriction Agreement**"), assign to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of the Company's common stock ("**Common Stock**") equal to 1.2% of the sum of (a) the issued and outstanding shares of Common Stock as of the Effective Date (as adjusted for stock dividends, combinations or splits with respect to such shares), plus (b) shares of Common Stock issuable on full conversion of all Series A Preferred Stock owned by Christopher Baker, Anasazi Partners II, LLC, or their designees (collectively "**Baker**") as of the Occupancy Date, plus (c) without duplication, shares of Common Stock issuable to PFK Development Group, Ltd. as finder's fees pursuant to agreements to which the Company is a party as of the Effective Date, plus (d) all shares of Common Stock issued as the result of conversion of the Company's Secured Convertible Notes, issued under the Indenture dated as of August 1, 2002 between the Company and PFK Development Group, Ltd. (the "**Notes**"), between the Effective Date and the Occupancy Date (the sum of (a), (b), (c) and (d), the "**Assumed Outstanding Shares**"); *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby; and"

2. Section 12.2 of the Agreement is amended to read in its entirety as follows:

"12.2 Upon the Occupancy Date for the store associated with each of the 11th through the 15th Owned Parcels or Leased Parcels, respectively, assign to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of Common Stock equal to 0.6% of the Assumed Outstanding Shares; *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby."

3. Section 12.3 of the Agreement is amended to read in its entirety as follows:

"12.3 Within 5 business days after the date of each conversion of the Notes into Common Stock which occurs after the Occupancy Date (each a **"Post-Occupancy Date Note Conversion"**), the Company shall issue to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of the Common Stock so that, immediately following the Post-Occupancy Date Note Conversion, Developer's percentage ownership of the sum of (a) the Assumed Outstanding Shares (but excluding shares of Common Stock issuable on full conversion of Series A Preferred Stock), plus (b) shares of Common Stock issued pursuant to the Post-Occupancy Date Note Conversion, plus (c) shares of Common Stock issuable on full conversion of all Series A Preferred Stock owned by Baker immediately following the Post-Occupancy Date Note Conversion, plus (d) shares of Common Stock issued to (i) PFK Development Group, Ltd. and/or holders of Notes pursuant to anti-dilution rights, if any, held by them as of the Effective Date, and which are triggered by the Post-Occupancy Date Note Conversion; (ii) the Founders in connection with the Post-Occupancy Date Note Conversion; and (iii) Developer pursuant to the provisions of this Section 12.3, shall be equal to Developer's percentage ownership of the Assumed Outstanding Shares as of immediately before the Post-Occupancy Date Note Conversion; *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby."

4. Section 12.6 of the Agreement is amended to read in its entirety as follows:

The Company represents that, as of the Effective Date, with the exception of the Notes, the convertible Series A Preferred Stock, if any, which the Company intends to issue to Baker promptly following the Effective Date (and any warrants issued in conjunction therewith), and the Common Stock issuable with reference to the finders agreements to which the Company is a party as of the Effective Date, the Company has no outstanding warrants, options, convertible stock, stock bonus agreements or other obligations that would result in or require the sale or issuance of

Common Stock for consideration less than the fair market value of such Common Stock determined as of the date of issuance.

4. Except as expressly amended in this Amendment, all terms, covenants and provisions of the Agreement and the schedules and exhibits to the Agreement are and shall remain in full force and effect and all references to the Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

In witness whereof, the parties have executed this First Amendment to the Development Agreement as of the date first above written.

Company

JIiCO Inc.

By:____________________
Name: michael Binninger
Title: CEO

____
Michael Binninger

____
Ronald Sands

Developer

First Street Ventures, LLC

By:____________________
Name:____________________
Title:____________________

____
Steven Binninger

Consent of Spouse

The undersigned hereby irrevocably consents to the transactions contemplated by this Amendment, including the assignment and transfer of Shares by the undersigned's spouse, Ronald Sands, as contemplated in Section 12 of the Agreement.

Dated as of the date first above written.

____
Rebecca Sands

Second Amendment to the Development Agreement

This **Second Amendment** to the **Development Agreement** (the "Agreement") dated October 14, 2003 by and among JDCO Inc., a California corporation (the "Company"), First Street Ventures, LLC, a California limited liability company (the "Developer"), and Michael Binninger, Steven Binninger and Ronald Sands (the "Founders"), is made as of April 7, 2005 (the "Amendment Date"), by and among the Company, the Developer and the Founders. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

Recitals

A.. The parties previously agreed that the Developer would receive shares of the common stock of the Company from time to time as new stores are accepted by Company and ready for occupancy, and that the JDCO LPs would receive 15% of the total Interests in each Project Entity after 10 stores have been developed and occupied, but lesser percentages of such Interests until that time.

B. The parties desire to amend the Agreement so that Developer immediately receives all the shares it is entitled to receive for the completion of stores pursuant to the Agreement, and the JDCO LPs receive 15% of the total Interests in every Project Entity without regard to the number of stores completed.

The parties therefore agree to amend the Agreement as follows:

1. Section 12.1 of the Agreement is amended to read in its entirety as follows:

   "12.1 Upon the execution and delivery of this Second Amendment by all parties, and Developer's execution and delivery to the Company of the Company's standard form of stock transfer restriction agreement (**"Transfer Restriction Agreement"**), assign to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of the Company's common stock (**"Common Stock"**) equal, when taken together with all such shares previously assigned to the Developer in connection with stores already occupied, to Seven and One-Half Percent (7.5%) of the total of (a) all issued and outstanding shares of Common Stock as of the Amendment Date and (b) all shares of common stock then remaining issuable on full conversion of all Series A Preferred Stock owned by Christopher P. Baker or his affiliated parties. Such total is referred to herein as the "Outstanding Shares." The parties acknowledge and agree that the number of shares to be held by Developer pursuant to the provisions of this paragraph is 248,183 shares."

2. Section 12.2 of the Agreement is entirely deleted and its place left blank.

3. Section 12.3 of the Agreement is amended to read in its entirety as follows:

"12.2 Within five (5) business days after the Company's issuance of shares of Common Stock upon the conversion (each a "**Note Conversion**") of the Company's Secured Convertible Notes issued under the Indenture dated as of August 1, 2002 between the Company and PFK Development Group, Ltd., the Company shall issue to Developer, absolutely and free of all encumbrances and restrictions other than those set forth in the Transfer Restriction Agreement, a number of shares of the Common Stock so that, immediately following the such Note Conversion, Developer's percentage ownership of the sum of (a) the Outstanding Shares, plus (b) shares of Common Stock issued pursuant to the Note Conversion, plus (c) shares of Common Stock issuable pursuant to any anti-dilution adjustments required as a result of the Note Conversion, shall be equal to Developer's percentage ownership of the Common Stock as of immediately before the Note Conversion; *provided that* Developer is not in breach of this Agreement or any agreement contemplated hereby."

4. Section 2 of the Agreement is amended to read in its entirety as follows:

"**2. Interests of Certain Persons in the Project Entities.** Upon the formation of each Project Entity, Developer shall cause the General Partner to issue limited partner percentage interests or LLC membership interests, as applicable (the "**Interests**"), constituting 15 percent of the total Interests in the Project Entity to the shareholders of the Company (other than Developer or its affiliates) as of the date of formation of each Project Entity (the "**JDCO LPs**"). The rights of the JDCO LPs shall be set forth in appropriate limited partnership or LLC operating agreements in substantially the form attached to this Agreement as **Exhibit A** (the "**Project Entity Agreements**"). Each Project Entity Agreement shall provide for allocations and distributions to the General Partner and the JDCO LPs as follows: the General Partner shall receive 1 percent of all allocations and distributions of each Project Entity. The JDCO LPs shall receive 15% in the aggregate of all allocations and distributions of each Project Entity; and Limited partners or LLC members other than the JDCO LPs shall receive 84 percent in the aggregate of all allocations and distributions of each Project Entity."

5. Except as expressly amended in this Amendment, all terms, covenants and provisions of the Agreement (as previously amended) and the schedules and exhibits to the Agreement are and shall remain in full force and effect and all references to the Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

In witness whereof, the parti: s have executed this Second Amendment to the Development Agreement as of the da: : first above written.

Company

JDCO Inc.

By:______________________
Name: Michael Binninger
Title: CEO

____
Michael Binninger

____
Ronald Sands

Developer

First Street Ventures, LLC

By:______________________
Name:______________________
Title:______________________

____
Steven Binninger

Consent of Spouse

The undersigned hereby irrev:: :ably consents to the transactions contemplated by this Amendment, including the assignmen: and transfer of Shares by the undersigned's sp :use, Ronald Sands, as contemplated in Se:: ion 12 of the Agreement.

Dated as of the date first above writte: .

____
Rebecca Sands